Free Writing Prospectus

Filed Pursuant To Rule 433

Registration No. 333-229381

February 12, 2020

® GLDM SPDR® Gold MiniSharesSM Our Low Cost Gold ETF Learn More

® SM GLDM SPDR Gold MiniShares Learn More

GLDM® SPDR Gold MiniSharesSM Our Low Cost Gold ETF Learn More

Our Low Cost Learn More Gold ETF

SPDR Gold Learn More MiniSharesSM

® GLDM Learn More

SPDR® Gold MiniSharesSM Trust (the “Fund”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and these offerings. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.